UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 30, 2015, Zosano Pharma Corporation (the “Company”) issued and sold 1,363,636 shares (the “Shares”) of its of common stock, $0.0001 par value per share (“Common Stock”), to Eli Lilly and Company (“Lilly”), pursuant to a Common Stock Purchase Agreement dated as of November 21, 2014 between the Company and Lilly (the “Purchase Agreement”), for an aggregate cash purchase price of $14,999,996. The Company paid a private placement fee in an amount equal to 3.5% of the aggregate cash purchase price for the Shares, or $525,000, to the representatives of the underwriters in the Company’s initial public offering of shares of its Common Stock, the closing of which took place concurrently with the Company’s issuance and sale of the Shares to Lilly.

The issuance and sale of the Shares to Lilly was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. Lilly represented and warranted to the Company in the Purchase Agreement that Lilly is acquiring the Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and that Lilly is an “accredited investor” as used in Regulation D promulgated under the Securities Act for purposes of acquiring the Shares. The Company reasonably believed immediately prior to its issuance and sale of the Shares to Lilly that Lilly was acquiring the Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof, and that Lilly was an accredited investor.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2015, the Company’s amended and restated certificate of incorporation (the “Restated Charter”), in the form previously filed as Exhibit 3.4 to pre-effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-196983) (the “Registration Statement”), was filed with the Secretary of State of the State of Delaware and became effective. The Restated Charter amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) increase the authorized number of shares of Common Stock to 100,000,000 shares; and (ii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series. The foregoing description of the Restated Charter is qualified by reference to the Restated Charter, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

On January 30, 2015, the Company’s amended and restated bylaws (the “Restated Bylaws”), in the form previously filed as Exhibit 3.6 to pre-effective Amendment No. 1 to the Registration Statement, became effective. The Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Charter. The foregoing description of the Restated Bylaws is qualified by reference to the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation

3.2	Amended and Restated Bylaws of Zosano Pharma Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: February 3, 2015	By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation

3.2	Amended and Restated Bylaws of Zosano Pharma Corporation